LEHMAN BROTHERS HOLDINGS INC.

AGREEMENT EVIDENCING A GRANT OF A

NON-QUALIFIED STOCK OPTION

TO

_________________

______________________	$_________________________

Number of Common Shares	Exercise Price
Subject to Options	Per Share

___________________________	_______________________
Date of Grant	Option Exercisability Dates

1)

Grant of Options. Pursuant to the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan (the “Plan”), Lehman Brothers Holdings Inc. (the “Company”) hereby grants you, as of the Date of Grant specified above, a nonqualified stock option to purchase the number of common shares (par value $0.10 per share) of the Company (“Common Stock” or “Shares”) specified above (which number of Shares may be adjusted pursuant to Paragraph 8 below) at the price per Share specified above (the “Option Price”).

2)

Additional Documents; Definitions. Enclosed you will find a copy of the Plan which is incorporated in this instrument by reference and made a part hereof, and a copy of the Plan prospectus. The Plan and the prospectus then in effect should be carefully examined before any decision is made to exercise the option. All capitalized terms not defined herein shall have the meaning ascribed to such terms under the Plan.

3)	Exercisability. Subject to the provisions of this Agreement and the applicable provisions of the Plan, you may exercise this option as follows:

a)

No part of this option may be exercised after _______________ (the “Expiration Date”). In addition, unless otherwise determined by the Board of Directors (the “Board”) of the Company, no part of this option may be exercised before the Option Exercisability Dates set forth herein;

b)	At any time or times on or after ______________ and thereafter through the Expiration Date you may exercise this option as to _______________ Shares;

c)	At any time or times on or after _______________ and thereafter through the Expiration Date you may exercise this option as to an additional _________________ Shares; and

d)	At any time or times on or after _______________ and thereafter through the Expiration Date, you may exercise this option as to an additional _______________ Shares.

4)	This option may not be exercised for a fraction of a Share.

5)	Conditions to Exercise. This option may not be exercised by you unless all of the following conditions are met:

a)

Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Shares upon exercise will be in compliance with the Securities Act of 1933, as amended, and applicable U.S. federal, state, local and foreign laws;

b)

You must pay, at the time of exercise or as otherwise permitted by the Committee, the full exercise price for the Shares being acquired hereunder, by (i) paying by cash in United States dollars or other currency acceptable to the Committee (which may be in the form of a certified check), (ii) subject to the Company’s prior consent, tendering Shares owned by you which have a Fair Market Value on the day of exercise equal to the full exercise price for the Shares being acquired, (iii) subject to the Company’s prior consent, by withholding from those Shares that would otherwise be obtained upon exercise a number of Shares having a Fair Market Value equal to the option price and/or required withholding taxes, (iv) subject to the Company’s prior consent, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Common Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on your behalf sufficient to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, sufficient to pay the option price, or (v) by any combination of (i), (ii), (iii), or (iv) above.

c)

On the date of your termination of service as a director you (or in the event of your death, your estate or any person who acquires the right to exercise this option by bequest or inheritance or by reason of your death) may exercise this option for all ______________ shares at any time until _______________.

6)

Limitation on Obligations. The Company’s obligations with respect to the options granted hereunder is limited to the delivery of shares of Common Stock on the date when you properly exercise an option granted hereunder and satisfy the Conditions to Exercise specified in Paragraph 5.

7)

Non-Assignment. This option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by you, except to your immediate family members and except by will or the laws of descent and distribution and is exercisable during your lifetime only by you or any immediate family members to whom options are assigned by you. If you or anyone claiming under or through you attempts to violate this Paragraph 7, such attempted violation shall be null and void and without effect, and the Company’s obligation to make any further payments (stock or cash) hereunder shall terminate.

8)

Equitable Adjustment. In the event of any change in the outstanding shares of Common Stock by reason of any Common Stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of Common Stock other than regular cash dividends, occurring after the Date of Grant specified above and prior to the exercise of the option in full, the number and kind of shares of Common Stock for which this option may then be exercised and the option price shall be adjusted so as to reflect such change.

9)

Change in Control. Following a Change in Control, except to the extent that you are entitled to earlier exercisability pursuant to Paragraphs 3 and 5(c), your option shall become exercisable upon the later of (x) 18 months following such Change in Control or (y) a date determined by the Committee that is within 15 days of November 30 of the Company’s fiscal year following the fiscal year in which the Change in Control occurs.

10)

Amendment. The terms of this Agreement may be amended from time to time by the Board in its sole discretion in any manner that it deems appropriate (including, but not limited to, the acceleration provisions).

11)

No Right to Continued Service. Neither the grant nor the exercise of the option shall confer on you any right to be retained in the service of the Company or to receive subsequent options or other Awards under the Plan. The right of the Company to terminate your service with it at any time or as otherwise provided by any agreement between the Company and you is specifically reserved.

12)

No Rights of a Stockholder. Neither you (nor, in the event of your assignment to a family member or your death, any person acting under Paragraph 7 above) shall have any of the rights of a stockholder with respect to Shares subject to the option except to the extent that such Shares of Common Stock shall have been issued to you (or, in the event of your assignment to a family member or your death, any person acting under Paragraph 6 above) upon the exercise of the option.

13)

Applicable Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

14)

Withholding. The Company shall have the right to deduct from all amounts payable to you in cash, any taxes required by law to be withheld therefrom. It shall be a condition to the obligation of the Company to issue Shares upon exercise of an option hereunder (a) that you (or, in the event of your death, your beneficiary or any person acting on behalf of your estate) pay to the Company or its designee, upon its demand, in accordance with the Plan, such amount as may be required for the purpose of satisfying its obligation or the obligation of any other person to withhold withholding taxes incurred by reason of the exercise of the option and (b) that you (or, in the event of your death, your beneficiary or any person acting on behalf of your estate) provide the Company with any forms, documents or other information reasonably required by the Company in connection with the grant. If the amount requested for the purpose of satisfying the withholding obligation is not paid, the Company may refuse to furnish Shares upon exercise of the option.